Exhibit 10.13

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE MAKER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE MAKER, THAT THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, PaxMedica, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to _______________ or its successors, assigns and legal representatives (the "Holder"), at _________________________, or at such other location as the Holder may designate from time to time, the sum of ___________________Dollars (US$________________) (the “Principal Amount”) in lawful money of the United States of America, together with interest thereon at a rate of eight percent (8%) per annum commencing on the date of this Note and payable together with the Principal Amount on the Maturity Date (as defined herein) in accordance with the provisions of this 8% Convertible Promissory Note (the “Note”).

This Note is one of a series of 8% convertible notes of like tenor and ranking made by the Maker in favor of certain investors and issued, from time to time (collectively, the “Notes”) pursuant to that certain Convertible Note Subscription Agreement by and between the Maker and certain investors, including the Holder, of even date herewith, including all attachments, schedules and exhibits thereto (the “Securities Purchase Agreement”). Capitalized terms used and not otherwise defied herein shall have the meanings set forth in the Convertible Note Subscription Agreement.  Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of Principal Amount and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the Principal Amount of the outstanding indebtedness represented thereby.

1.           Seniority.     The indebtedness evidenced by this Note and the payment of the Principal Amount and interest shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Maker.  “Senior,” as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Maker, all sums payable on this Note shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of Maker shall be paid over to Holder for application to the payment hereof, unless and until the obligations under this Note (which shall mean the Principal Amount, any accrued but unpaid interest and any costs and expenses payable under this Note) shall have been paid and satisfied in full.

2.            Maturity of the Note and Payment of Interest. This Note shall mature and the Principal Amount and accrued but unpaid interest hereunder shall become due and payable twelve (12) months from the date hereof (the “Maturity Date”). Interest shall accrue on the Principal Amount at a rate of eight percent (8%) per annum. Interest shall be computed on the basis of a 365 day year for the actual number of days elapsed.

2.            Optional Prepayment. The Maker may at any time hereafter, upon thirty (30) days prior written notice to the Holder, prepay without premium or penalty, any portion or all of the outstanding principal amount of this Note, together with interest accrued on such prepaid amount to the date of payment.

4.            Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)          The Maker's failure (i) to pay all or any part of the principal or interest hereunder when due and payable, or (ii) to cure any noncompliance with any material agreement or covenant set forth herein within fifteen (15) days of the date on which the Maker receives notice thereof, or (iii) to comply in any material respect with any law to which the Maker is subject;

(b)          The Maker ceases operations;

(c)          The Maker shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Maker; or the Maker is generally not paying its debts as they become due by means of available assets or is insolvent, or has made a general assignment for the benefit of creditors; or the Maker files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against the Maker seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Maker or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated;

(d)          The Maker issues indebtedness senior in right of repayment, liquidation, or otherwise, to this Note;

(e)          The Maker breaches or defaults on any financial instrument, security, loan or obligation to which it is a party.

Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the Principal Amount and accrued but unpaid interest hereunder at a rate of fifteen percent (15%) per annum, until such time as the Event of Default is cured or the Note is repaid. Upon the occurrence of any Event of Default, the Holder may also pursue any available remedy, whether at law or in equity.

5.            Conversion.

(a)            Conversion Upon Qualified Financing. If, prior to repayment or conversion of the Note, the Maker engages in a Qualified Financing (as hereinafter defined), the outstanding principal amount of and all accrued but unpaid interest on this Note shall automatically be converted, without any action of the Holder, at the time of the closing of the Qualified Financing into fully paid and non-assessable shares of common stock, par value $0.0001 per share (the “Common Stock”), issued in such Qualified Financing at a conversion price equal to seventy five percent (75%) of the price per share paid by the investors purchasing such capital stock in such Qualified Financing (such shares issued upon conversion, “Conversion Shares”). “Qualified Financing” shall mean (i) a reverse merger or similar transaction between the Maker and a corporation whose securities are publicly traded in the U.S., Canada or other jurisdiction, or (ii) the closing of the initial public offering of the Maker’s capital stock (“IPO”). If the Qualified Financing is an IPO, the Holder will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, hypothecate, pledge, borrow or otherwise dispose of or agree to dispose of, directly or indirectly, any Conversion Shares or other shares of Common Stock beneficially owned by the Holder during the one hundred eighty (180) days from the date of the final prospectus for the IPO.

(b)            Conversion Upon Change of Control. If, prior to repayment or conversion of the Note, the Maker engages in a Change of Control (as hereinafter defined), the outstanding principal amount of and all accrued but unpaid interest on this Note shall automatically be converted, without any action of the Holder, at the time of the closing of the Change of Control into fully paid and non-assessable shares of Common Stock at a conversion price equal to the quotient of the Principal Amount plus accrued but unpaid interest outstanding immediately prior to the time of such Change of Control divided by a per share price equal to seventy five percent (75%) of the price per share of the Common Stock set forth in the definitive agreement(s) approved by the Maker in connection with such Change of Control. The Maker shall provide each Holder with at least five (5) days prior written notice of the anticipated closing of a Change of Control. “Change of Control” shall mean any of the following: (i) the sale or disposition of all or substantially all of the assets of Maker to a third party; (ii) the acquisition by a third party of more than fifty percent (50%) of Maker’s outstanding voting capital stock; or (iii) the merger or consolidation of Maker with or into another entity unless the holders of Maker’s voting capital stock immediately prior to such merger or consolidation hold at least fifty percent (50%) of the ownership of voting capital stock of the acquiring third party or the surviving entity in such merger or consolidation, as the case may be, immediately after the merger or consolidation. Notwithstanding the foregoing, (x) a Change of Control shall not be deemed to occur on account of a Qualified Financing; and (y) any transaction or series of transactions principally for bona fide equity financing purposes shall not be deemed to be a Change of Control of Maker. In the event the Change of Control is a transaction wholly for cash, the outstanding principal amount of and all accrued but unpaid interest on this Note shall convert at per share price equal to 75% of the Enterprise Value (as defined herein) set forth in the definitive agreement(s) approved by the Maker in connection with such Change of Control. “Enterprise Value” shall mean the quotient of the total cash consideration received by the Maker in the Change of Control transaction divided by the total shares of Common Stock outstanding immediately prior to the closing of the Change of Control (on a fully diluted basis, including the Notes on an as converted basis).

(c)            Conversion Procedures. On the date of conversion of this Note, the outstanding Principal Amount of and all accrued but unpaid interest on this Note through the date of conversion shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Maker. The Maker shall not be obligated to issue certificates evidencing the Conversion Shares (as defined in the Purchase Agreement) unless (a) this Note is delivered to the Maker or the Holder notifies the Maker that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Maker to indemnify the Maker from any loss incurred by it in connection with this Note. The Maker shall, as soon as practicable thereafter, issue and deliver certificates representing the number of Conversion Shares in accordance with the provisions hereof.

6.            Fees and Expenses. Each party will be responsible for its own attorney’s fees and transaction expenses.

7.            Waiver of Presentment, Demand and Dishonor. No delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth therein; provided, that in no event shall the Holder have any right to convert the Principal Amount and accrued interest under this Note at any time after this Note has been prepaid by the Maker or at any time after the Maturity Date. No remedy is exclusive of any other remedy and all remedies shall be cumulative to the maximum extent permitted by applicable law. The Maker hereby waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or indorsement of this Note.

8.            Amendments and Assignment. Any term of this Note may be amended, modified or waived (including, without limitation, any extension of the Maturity Date) upon the written consent of the Maker and a Majority of Holders (as herein after defined); provided however, that, any such amendment or waiver must apply to all outstanding Notes. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides. The Maker shall promptly notify all holders of the Notes of any such change or amendment. “Majority of Holders” as used herein, shall be deemed to mean the holders of more than fifty percent (50%) of the outstanding aggregate Principal Amount of the Notes.

9.            Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law provisions thereof. The Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. The Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.          Usury. This Note is hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder exceed that permissible under applicable law. If at any time the performance of any provision of this Note involves a payment exceeding the limit that may be validly charged under applicable law, then the obligation to be performed shall be automatically reduced to such limit.

11.          JURY WAIVER. THE HOLDER AND THE MAKER EACH WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

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SIGNATURES

PAXMEDICA, INC.

By:
Title:

Accepted and Agreed to:

HOLDER:

Print Name of Holder

By:
Signature

Print Name (if signing on behalf of entity)

Title (if applicable)

[SIGNATURE PAGE TO PAXMEDICA, INC. CONVERTIBLE PROMISSORY NOTE]